Exhibit 99.1

At the Company:
Jeff Frericks
Vice President – Capital Markets
216-621-6060

Jeff Linton
Senior Vice President – Corporate Communication
216-621-6060

For immediate release

Forest City provides update on REIT conversion and financial targets

CLEVELAND, Ohio – May 4, 2015 – Forest City Enterprises, Inc. (NYSE: FCEA and FCEB) today provided an update on its previously announced plan to convert to a real estate investment trust (REIT), and disclosed a range of financial metrics it is targeting over the next 18 to 36 months.

“We are pleased to report back to investors with an update on our planned REIT conversion and on financial targets we will seek to achieve across a number of key metrics,” said David J. LaRue, Forest City president and chief executive officer.

REIT Conversion
“Since January 13, 2015, when we announced the board’s approval of our plan to convert to REIT status, we have made meaningful progress,” said LaRue. “Our teams are focused on the key tasks that are part of this process, and we remain on track to elect REIT status for our taxable year beginning January 1, 2016.”

Leverage
“Creating a strong, sustaining capital structure is a key element of our strategic plan, and we are committed to further reducing leverage and enhancing our financial flexibility,” said Robert G. O’Brien, executive vice president and chief financial officer. “We have and will continue to pursue this strategy through such means as retirement of our remaining convertible Senior Notes through exchange transactions for Class A common stock or otherwise, non-core asset dispositions, improved operational efficiency, and strong portfolio performance, as well as capital markets transactions such as the equity offering announced today.

“Since we launched our strategic plan at the end of 2011, through March 31, 2015, total debt plus preferred equity has been reduced by $2.4 billion, at pro-rata ($2.3 billion at full consolidation), with reduced corporate recourse obligations of $847 million and lower annual fixed charges of $53 million,” O’Brien noted. “Over that period, our ratio of net debt to net operating income (NOI) has gone from more than 13 times, to 11 times today. We expect to accelerate our deleveraging activities with the objective of reducing our leverage to the range of 7 to 8 times net debt to NOI over the next 18 to 36 months.”

The anticipated components of the company’s transition from its March 31, 2015, net debt to NOI ratio, to its target level, are illustrated in a bridge (Exhibit 1), accompanying this press release.

Asset Sales
“We continue to be focused on the sale of non-core assets,” O’Brien said. “We are targeting net proceeds from the sale of various non-core assets in the range of $600 million to $650 million over time. As we have indicated previously, some of the assets we are contemplating selling include our interests in the NBA Brooklyn Nets and the Barclays Center arena in Brooklyn, as well as the Illinois Science & Technology Park near Chicago, and Skylight Office Tower in Cleveland, among others. We are targeting to have our core markets represent over 90 percent of our NOI over time.”

Operating Margins
“When we announced our intent to convert to REIT status, we also acknowledged that we were analyzing our corporate structure to better align with our strategies and to improve operating margins and operational efficiencies,” said LaRue. “Based on that effort, which we are conducting with the help of outside advisors, we expect to be able to achieve annual cost savings of approximately $35 million to $45 million over time, which we believe will drive meaningful improvement in our operating margins of over 300 basis points.”

Development Volume
“Our signature strength in developing vibrant real estate, including dynamic, mixed-use projects in key urban markets, is at the heart of Forest City, and we plan to continue to take advantage of that strength as a REIT,” said LaRue. “We anticipate maintaining a target development ratio (the cost of projects under construction and development, and land, as a percent of total undepreciated assets) of 8 percent to 12 percent going forward, while managing associated risks and adjusting for market conditions. Today, our development ratio is approximately 6.3 percent.”

Dividend
“We plan to reinstate a quarterly dividend shortly following REIT conversion,” said LaRue. “While we anticipate our dividend yield to initially be below those of our peers, as we continue to execute on our deleveraging and margin-improvement efforts, we would expect the dividend yield to increase to be in line with our peers over time.”

Distribution of Earnings and Profits
“In connection with REIT conversion, we expect to distribute our cumulative earnings and profits (E&P) to shareholders,” said LaRue. “At the end of 2014, our estimated E&P was between $30 million and $60 million. The exact amount of any distribution will depend on a number of factors, notably the completion of anticipated asset sales. We currently estimate the distribution to be in range of $150 million to $350 million in aggregate, and our current intention is to pay the E&P distribution 80 percent in stock and 20 percent in cash. We continue to refine these views, and it is our intention to update investors further on E&P as we know more.”

REIT Conversion Costs
“As disclosed in our Form 10‐Q for the period ended March 31, 2015, we had costs related to our planned REIT conversion of $6.2 million ($3.8 million, net of tax) for the first quarter. We expect to continue to incur costs at this rate through the completion of our REIT conversion,” O’Brien said.

“These strategic plans reflect our initial thoughts on moving towards REIT conversion. We will continue to refine and update these views, and we will provide additional updates as appropriate,” LaRue said.

Corporate Description
Forest City Enterprises, Inc. (“the company”) is an NYSE-listed national real estate company with $8.8 billion in total assets. The company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States.

Safe Harbor Language
Statements made in this news release that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward‐looking statements. The company's actual results could differ materially from those expressed or implied in such forward‐looking statements due to various risks, uncertainties and other factors. These risks and other factors are set forth under the heading “Risk Factors” beginning on page 7 in the company’s Annual Report on Form 10‐K for the year ended December 31, 2014 and beginning on page 45 in the company’s Quarterly Report on Form 10‐Q for the quarterly period ended March 31, 2015.

In particular, in considering the company’s update of its strategic plans, investors should carefully consider the following risks and important factors that may affect the company’s ability to convert to a REIT and meet its targeted financial metrics and strategic goals: the ability of the company to obtain necessary third‐party consents and approvals, including shareholder approval, to convert to a REIT, which may require the company to restructure existing joint ventures in a manner that adversely affects the company’s economic interests in those joint ventures; the ability of the company to effect asset sales at targeted prices; the ability to complete the proposed equity offering in a sufficient size and at a price to accomplish its goals; the ability of the company to successfully complete any other capital markets or other transactions, including exchanges of remaining convertible senior notes for Class A common stock, necessary to successfully reduce its leverage; the ability of management to successfully continue to operate its properties while engaged in the completion of REIT conversion, asset sales and negotiating and obtaining third-party consents; the company’s ability to create new systems and processes, including new accounting systems, to generate and distribute data, that will be needed in order to operate as a REIT; and the ability of the company to successfully reconfigure its operations to drive costs savings. These risks and important factors are described in more detail commencing on page 45 of the company’s Quarterly Report on Form 10‐Q for the quarterly period ended March 31, 2015.

Further risks and other factors that could cause actual results to differ materially from those in the forward‐looking statements include, but are not limited to, the company's ability to qualify or to remain qualified as a REIT, realizing the anticipated benefits to shareholders if it successfully elects REIT status, the impact of complying with REIT qualification requirements, the amount and timing of any future distributions including those that it would be required to make as a REIT, the impact of issuing equity, debt or both to satisfy its E&P Distribution and other REIT conversion costs, the impact of covenants that could prevent it from satisfying REIT distribution requirements, its lack of experience operating as a REIT if it successfully converts, the impact of current lending and capital market conditions on its liquidity, its ability to finance or refinance projects or repay its debt, the impact of the slow economic recovery on its ownership, development and management of its commercial real estate portfolio, general real estate investment and development risks, using modular construction as a new construction methodology and owning a factory to produce modular units, vacancies in its properties, risks associated with developing and managing properties in partnership with others, downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts and other armed conflicts, risks of owning and operating an arena, risks associated with an investment in a professional sports team, the ability to sell all or a portion of its ownership interests in a professional sports team and arena, its substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by its credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax‐exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of its insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws, volatility in the market price of its publicly traded securities, inflation risks, litigation risks, cybersecurity risks, cyber incidents, its ability to achieve its strategic goals based on significant assumptions, the completion of its acquisition of Health Care REIT, Inc.’s equity interest in the MIT Assets, the effect on the market price of its common stock following its E&P Distribution and its conversion to REIT status, as well as other risks listed from time to time in the company's SEC filings, including but not limited to, the company's annual and quarterly reports.

Exhibit 1 to Press Release

ILLUSTRATIVE DELEVERAGING PLAN

Based on our strategic plan objectives, we believe it is feasible to delever meaningfully over time

Illustrative Net Debt / NOI [1] Over Time

13.1x
11.0x
(0.3x)[2]
(0.6x)[3]
(0.7x)[4]
(0.9x)[5]
(0.5x)[6]
(0.5x)[7]
~7.5x
YE2011
1Q2015
HCN Transaction
Current Equity Offering
Conversion of Convertible Debt
Projected Asset Sales
Same-Store NOI Growth
Margin Expansion
Target 18 - 36 Months

Note: This information is illustrative. It is based on a number of significant assumptions, some of which are identified below, any or all of which may turn out to be untrue. You should not place undue reliance on this forward-looking information. There can be no assurance that these plans will be implemented or, if implemented, that they will be effective in achieving our strategic goals.

[1] Reflects period-end net debt and LTM NOI With Development Write-Offs Addback (see appendix). Incremental NOI is on a run-rate basis. Convertible notes are treated as debt.

[2] Reflects incremental debt of $174mm and incremental NOI of $31mm.

[3] Reflects $350mm of debt repayment (equity raise proceeds of $750mm less $400mm paid in the HCN transaction). Assumes use of proceeds will be limited to HCN transaction and repayment of debt.

[4] Reflects conversion of all of the Company's outstanding $411mm of convertible notes. There can be no assurance that any or all of these notes will be converted.

[5] Reflects net proceeds to us of $625mm (midpoint of our targeted asset sales range). To achieve this, we will need to sell assets greater than this amount, after giving effect to JV interest and debt secured by such assets. Such amount of sales may vary or may not occur at all.

[6] Reflects incremental NOI from applying an assumed growth rate (calculated as the arithmetic average of FY2012, FY2013 and FY2014 comparable NOI growth rates), compounded annually for 27 months (midpoint of our targeted timing range), to LTM NOI as of 1Q2015 (with the development project write-offs add-back) less NOI from projected asset sales of $60mm.

[7] Reflects $40mm of estimated cost savings (midpoint of our targeted cost savings range). Margin expansion results may depend on the development pipeline and amount of costs being capitalized as opposed to expensed and may not be realized at all.

1

FORESTCITY

RECONCILIATIONS

Net Operating Income is a non-GAAP measure that we define as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization for non-real estate groups) plus interest income, equity in earnings (loss) of unconsolidated entities (excluding gain (loss) on disposition, gain (loss) on land held for divestiture activity, impairment, interest expense, gain (loss) on extinguishment of debt and depreciation and amortization of unconsolidated entities). We believe NOI provides additional information about our core operations and, along with earnings, is necessary to understand our business and operating results. Although NOI is not presented in accordance with GAAP, investors can use this non-GAAP measure as supplementary information to evaluate our business. NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, our GAAP measures and may not be directly comparable to similarly-titled measures reported by other companies.

The following table reconciles Earnings (Loss) Before Income Taxes to Net Operating Income.

Reconciliation of Earnings (Loss) Before Income Taxes (GAAP) to Net Operating Income (non-GAAP) *(in thousands)*:

	Three Months Ended March 31,			
	2015		2014	
Loss before income taxes (GAAP)		**$ (65,502)**		**$ (27,521)**
Earnings from unconsolidated entities	$ 9,313		$ 34,029	
Gain on disposition of unconsolidated entities	—		(24,796)	
Depreciation and amortization of unconsolidated entities	22,466		21,604	
Interest expense of unconsolidated entities	25,854		28,000	
Loss on extinguishment of debt of unconsolidated entities	225		252	
Total NOI from unconsolidated entities	$57,858	57,858	$ 59,089	59,089
Interest expense		52,576		62,452
Loss on extinguishment of debt		35,154		164
Net loss on disposition of full or partial interest in rental properties		—		467
Net gain on change in control of interests		—		(2,759)
Depreciation and amortization—Real Estate Groups		60,672		53,832
Amortization of mortgage procurement costs		2,101		2,125
Straight-line rent adjustment		(53)		(2,593)
Net operating income (Non-GAAP)		**$142,806**		**$145,256**

The following is a reconciliation of comparable NOI to total NOI.

	Net Operating Income *(in thousands)*					
	Three Months Ended March 31, 2015			Three Months Ended March 31, 2014		
Full Consolidation	Comparable	Non-Comparable	Total	Comparable	Non-Comparable	Total
Retail	$ 40,595	$ 3,756	$ 44,351	$ 38,158	$ 2,993	$ 41,151
Office	58,322	2,162	60,484	55,978	(861)	55,117
Apartments	40,970	4,536	45,506	38,620	703	39,323
Arena	—	8,834	8,834	—	11,864	11,864
Subsidized Senior Housing	—	3,819	3,819	—	3,564	3,564
Military Housing	—	5,361	5,361	—	4,979	4,979
Other	—	(15,531)	(15,531)	—	(10,201)	(10,201)
Total Rental Properties	$139,887	$ 12,937	$152,824	$132,756	$ 13,041	$145,797
Land Development Group	$ —	$ 11,172	$ 11,172	$ —	$ 12,880	$ 12,880
Corporate Activities	$ —	$(14,978)	$ (14,978)	$ —	$(13,421)	$ (13,421)
Corporate Activities - REIT conversion and reorganization costs	$ —	$ (6,212)	$ (6,212)	$ —	$ —	$ —
Grand Total	$139,887	$ 2,919	$142,806	$132,756	$ 12,500	$145,256

2

The following tables reconcile Net Operating Income on a consolidated basis to Net Operating Income on a pro rata basis.

	Net Operating Income *(in thousands)*								
	Three Months Ended March 31, 2015			Three Months Ended March 31, 2014				% Change	
	Full Consolidation (2)	Less Noncontrolling Interest	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (2)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation	Pro-Rata Consolidation (Non-GAAP)
Retail									
Comparable									
Adjusted revenues	$ 75,282	$ —	$ 75,282	$ 73,387	$ —	$ —	$ 73,387	2.6%	2.6%
Adjusted operating expenses	34,687	—	34,687	35,229	—	—	35,229	(1.5)%	(1.5)%
Comparable NOI	40,595	—	40,595	38,158	—	—	38,158	6.4%	6.4%
Non-Comparable NOI	3,756	—	3,756	2,993	—	1,870	4,863		
Total	44,351	—	44,351	41,151	—	1,870	43,021		
Office Buildings									
Comparable									
Adjusted revenues	103,457	4,652	98,805	100,658	4,711	—	95,947	2.8%	3.0%
Adjusted operating expenses	45,135	2,304	42,831	44,680	2,329	—	42,351	1.0%	1.1%
Comparable NOI	58,322	2,348	55,974	55,978	2,382	—	53,596	4.2%	4.4%
Non-Comparable NOI	2,162	174	1,988	(861)	147	(43)	(1,051)		
Total	60,484	2,522	57,962	55,117	2,529	(43)	52,545		
Apartments									
Comparable									
Adjusted revenues	72,454	4,253	68,201	69,900	3,920	—	65,980	3.7%	3.4%
Adjusted operating expenses	31,484	1,542	29,942	31,280	1,571	—	29,709	0.7%	0.8%
Comparable NOI	40,970	2,711	38,259	38,620	2,349	—	36,271	6.1%	5.5%
Non-Comparable NOI	4,536	3,606	930	703	(1,513)	—	2,216		
Total	45,506	6,317	39,189	39,323	836	—	38,487		
Arena	8,834	4,034	4,800	11,864	5,447	—	6,417		
Subsidized Senior Housing	3,819	—	3,819	3,564	—	—	3,564		
Military Housing	5,361	(5)	5,366	4,979	53	—	4,926		
Land sales	—	—	—	—	—	459	459		
Other (1)	(15,531)	(1,008)	(14,523)	(10,201)	48	—	(10,249)		
Total Rental Properties									
Comparable									
Adjusted revenues	251,193	8,905	242,288	243,945	8,631	—	235,314	3.0%	3.0%
Adjusted operating expenses	111,306	3,846	107,460	111,189	3,900	—	107,289	0.1%	0.2%
Comparable NOI	139,887	5,059	134,828	132,756	4,731	—	128,025	5.4%	5.3%
Non-Comparable NOI	12,937	6,801	6,136	13,041	4,182	2,286	11,145		
Total	152,824	11,860	140,964	145,797	8,913	2,286	139,170		
Land Development Group	11,172	918	10,254	12,880	1,272	—	11,608		
Corporate Activities	(14,978)	—	(14,978)	(13,421)	—	—	(13,421)		
Corporate Activities - REIT conversion and reorganization costs	(6,212)	—	(6,212)	—	—	—	—		
Grand Total	$142,806	$12,778	$130,028	$145,256	$10,185	$2,286	$137,357		

(1) Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income and a 2014 legal settlement at *Heritage*, an apartment community in San Diego, California.

(2) Includes the Company's pro rata share of Net Operating Income from unconsolidated subsidiaries accounted for under the equity method of accounting.

3

The following table reconciles Earnings (Loss) Before Income Taxes to Net Operating Income.

Reconciliation of Earnings (Loss) Before Income Taxes (GAAP) to Net Operating Income (non-GAAP)
(in thousands)

	Year Ended December 31, 2014		Year Ended December 31, 2013 [(1)]	
Earnings (loss) before income taxes		**$(138,136)**		**$(169,931)**
Earnings from unconsolidated entities, including impairment	$ 86,908		$111,856	
Net gain on land held for divestiture of unconsolidated entities	—		(3,168)	
Gain on disposition of unconsolidated entities	(52,421)		(68,430)	
Impairment of unconsolidated real estate	3,124		—	
Depreciation and amortization of unconsolidated entities	92,140		78,599	
Interest expense of unconsolidated entities	110,195		102,706	
(Gain) loss on extinguishment of debt of unconsolidated entities	3,743		(756)	
Total NOI from unconsolidated entities	$243,689	243,689	$220,807	220,807
Interest expense		234,405		309,379
(Gain) loss on extinguishment of debt		1,179		(4,839)
Net gain on land held for divestiture activity		—		(3,556)
Net loss on disposition of partial interest in development project		20,298		—
Net gain on disposition of full or partial interests in rental properties		(30,281)		(496,092)
Net gain on change in control of interests		(230,660)		(2,762)
Impairment of consolidated real estate		277,095		421,361
Depreciation and amortization-Real Estate Groups		225,638		291,109
Amortization of mortgage procurement costs		8,518		9,352
Straight-line rent adjustment		(5,408)		(21,216)
Net operating income (non-GAAP)		**$ 606,337**		**$ 553,612**

The following is a reconciliation of comparable NOI to total NOI.

	Net Operating Income *(in thousands)*					
	Year Ended December 31, 2014			Year Ended December 31, 2013 [(1)]		
Full Consolidation	**Comparable**	**Non-Comparable**	**Total**	**Comparable**	**Non-Comparable**	**Total**
Retail	$146,675	$ 33,121	$179,796	$143,014	$ 62,811	$205,825
Office	231,524	230	231,754	217,808	15,357	233,165
Apartments	157,562	(1,122)	156,440	151,024	3,519	154,543
Arena	—	40,510	40,510	—	33,378	33,378
Subsidized Senior Housing	—	16,425	16,425	—	16,505	16,505
Military Housing	—	23,486	23,486	—	23,768	23,768
Hotels	—	—	—	—	1,693	1,693
Land Sales	—	378	378	—	9,626	9,626
Write-offs of abandoned development projects and demolition costs	—	(1,655)	(1,655)	—	(53,234)	(53,234)
Other	—	(41,255)	(41,255)	—	(48,649)	(48,649)
Total Rental Properties	$535,761	$ 70,118	$605,879	$511,846	$ 64,774	$576,620
Land Development Group	$ —	$ 57,480	$ 57,480	$ —	$ 30,437	$ 30,437
Corporate Activities	$ —	$(57,022)	$ (57,022)	$ —	$(53,445)	$ (53,445)
Grand Total	$535,761	$ 70,576	$606,337	$511,846	$ 41,766	$553,612

(1) For comparability purposes, the amounts for the year ended December 31, 2013 include the full twelve months of activity which is unaudited instead of the 11 months ended December 31, 2013 included in our audited Financial Statements for our transition year to a calendar year.

4

The following table reconciles Net Operating Income on a consolidated basis to Net Operating Income on a pro rata basis.

	Net Operating Income (in thousands)									
	Year Ended December 31, 2014				Year Ended December 31, 2013				% Change	
	Full Consolidation (4)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (4)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation	Pro-Rata Consolidation (Non-GAAP)
Retail										
Comparable										
Adjusted revenues	$263,645	$ —	$ —	$263,645	$259,454	$ —	$ —	$259,454	1.6%	1.6%
Adjusted operating expenses	116,970	—	—	116,970	116,440	—	—	116,440	0.5%	0.5%
Comparable NOI	146,675	—	—	146,675	143,014	—	—	143,014	2.6%	2.6%
Non-Comparable NOI	33,121	(35)	3,678	36,834	62,811	3,235	20,024	79,600		
Total	179,796	(35)	3,678	183,509	205,825	3,235	20,024	222,614		
Office Buildings										
Comparable										
Adjusted revenues	407,353	18,467	—	388,886	391,605	18,079	—	373,526	4.0%	4.1%
Adjusted operating expenses	175,829	9,186	—	166,643	173,797	8,683	—	165,114	1.2%	0.9%
Comparable NOI	231,524	9,281	—	222,243	217,808	9,396	—	208,412	6.3%	6.6%
Non-Comparable NOI	230	228	(43)	(41)	15,357	4,554	5,158	15,961		
Total	231,754	9,509	(43)	222,202	233,165	13,950	5,158	224,373		
Apartments										
Comparable										
Adjusted revenues	277,737	3,633	—	274,104	269,429	3,532	—	265,897	3.1%	3.1%
Adjusted operating expenses	120,175	1,373	—	118,802	118,405	1,389	—	117,016	1.5%	1.5%
Comparable NOI	157,562	2,260	—	155,302	151,024	2,143	—	148,881	4.3%	4.3%
Non-Comparable NOI	(1,122)	(1,103)	—	(19)	3,519	1,479	181	2,221		
Total	156,440	1,157	—	155,283	154,543	3,622	181	151,102		
Arena	40,510	18,838	—	21,672	33,378	15,948	—	17,430		
Subsidized Senior Housing	16,425	—	—	16,425	16,505	417	—	16,088		
Military Housing	23,486	47	—	23,439	23,768	667	—	23,101		
Hotels	—	—	—	—	1,693	—	2,535	4,228		
Land sales (1)	378	13	459	824	9,626	—	1,310	10,936		
Write-offs of abandoned development projects and demolition costs	(1,655)	—	—	(1,655)	(53,234)	(13)	—	(53,221)		
Other (2)	(41,255)	1,454	—	(42,709)	(48,649)	(2,872)	525	(45,252)		
Total Rental Properties										
Comparable										
Adjusted revenues	948,735	22,100	—	926,635	920,488	21,611	—	898,877	3.1%	3.1%
Adjusted operating expenses	412,974	10,559	—	402,415	408,642	10,072	—	398,570	1.1%	1.0%
Comparable NOI	535,761	11,541	—	524,220	511,846	11,539	—	500,307	4.7%	4.8%
Non-Comparable NOI	70,118	19,442	4,094	54,770	64,774	23,415	29,733	71,092		
Total	605,879	30,983	4,094	578,990	576,620	34,954	29,733	571,399		
Land Development Group	57,480	5,824	—	51,656	30,437	3,446	—	26,991		
Corporate Activities (3)	(57,022)	—	—	(57,022)	(53,445)	—	—	(53,445)		
Grand Total	$606,337	$36,807	$4,094	$573,624	$553,612	$38,400	$29,733	$544,945		

(1) Includes $8,927 of NOI generated from certain non-outlot land sales at full and pro-rata consolidation for the year ended December 31, 2013.
(2) Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income and a 2014 legal settlement at *Heritage*.
(3) Includes $5,697 of 2014 REIT conversion and reorganization costs.
(4) Includes the Company's pro rata share of Net Operating Income from unconsolidated subsidiaries accounted for under the equity method of accounting.

5

APPENDIX: RECONCILIATIONS

Net Debt
March 31, 2015

	Full Consolidation (GAAP)	Less Non-controlling Interest	Plus Unconsolidated Inv. at Pro Rata	Pro Rata Consolidation (Non-GAAP)
Total mortgage debt and notes payable, nonrecourse	$4,202	$591	$2,387	$5,998
Revolving credit facility	60	-	-	60
Convertible senior debt	411	-	-	411
Less:				
Cash and equivalents	191	45	81	226
Net Debt	**$4,483**	**$546**	**$2,306**	**$6,243**

Note: Numbers may not sum to totals due to rounding.

6

FORESTCITY